UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2011

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02             NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On December 22, 2011, the Company concluded that previously issued financial statements should no longer be relied upon because of two errors within the financial statements.

One error relates to the recognition of share-based payments.  The Company expects the correction of this error to result in a reduction of its non-cash share-based costs.  The other error relates to the recording of the acquisition of Hipcricket, Inc. (“Hipcricket”).  The Company expects to adjust its acquisition accounting.

The error related to share-based payments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011, which was filed with the Securities and Exchange Commission on May 16, 2011 (which report was subsequently amended on August 25, 2011 and August 26, 2011), and the Quarterly Reports on Form 10-Q for the periods ended May 31, 2011 and August 31, 2011, which were filed with the Securities and Exchange Commission on July 12, 2011 and October 11, 2011 (which report was subsequently amended on November 9, 2011), respectively.  The Company recognized warrant expense using the contractual term of the warrant rather than the vesting period, and for certain warrants issued in connection with financings, the Company has charged the costs to warrant expense rather than reducing paid in capital as an equity financing cost.  In calculating the fair value of stock options the Company has used an expected life that was inconsistent with historical experience and expectations, and has not included a factor for expected forfeiture in determining its share based compensation expense.

The Company is in the process of assessing the error related to share-based payments and the potential impact on the fiscal year ended February 28, 2010; as a result of this assessment, it may be determined the error will impact the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010, which was filed with the Securities and Exchange Commission on June 1, 2010, and Quarterly Reports on Form 10-Q for the periods ended May 31, 2010, August 31, 2010 and November 30, 2010.

The other error relates to the recording of the acquisition of Hipcricket pursuant to the Amended and Restated Asset Purchase Agreement (the “Agreement”) entered into between the Company and Hipcricket on August 25, 2011.  The Company expects to increase goodwill and liabilities to reflect the contingent consideration related to the Earnout described in the Agreement, and is evaluating other adjustments related to the Agreement including recording deferred taxes due to basis differences in tax methods of accounting.  The transaction was reported on Form 10-Q for the period ended August 31, 2011, which was filed with the Securities and Exchange Commission on October 11, 2011 (which report was subsequently amended on November 9, 2011).

We intend to file an amended Form 10-K/A for the year ended February 28, 2011 and an amended Form 10-Q/A for the three months ended May 31, 2011 and for the six months ended August 31, 2011 as soon as practicable.

The Company evaluated these mistatements individually and in the aggregate and determined that a restatement of the above-referenced reports is necessary and required.  Until the restated reports are filed, we are continuing our investigations with respect to these matters.

The Company’s Audit Committee and Chief Financial Officer are assessing the effect of the restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures.  The Company’s Audit Committee and Chief Financial Officer will not reach a final conclusion on the effect of the restatements on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

Management of the Company has discussed the matters disclosed in this Item 4.02 with Freedman & Goldberg, CPA’s, P.C., the Company’s former independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: December 29, 2011	By:	/s/ Thomas J. Virgin
Thomas J. Virgin Chief Financial Officer